Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 18, 2004

PERFICIENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, TX		78746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 18, 2004, Perficient, Inc. (“Perficient”) consummated the acquisition of Meritage Technologies, Inc. (“Meritage”), a Delaware corporation, by merging our wholly owned subsidiary, Perficient Meritage, Inc., a Delaware corporation with and into Meritage.  Meritage survived the merger as our direct wholly owned subsidiary under the name “Perficient Meritage, Inc.”

Perficient paid approximately $7.1 million to the selling shareholders consisting of approximately $2.9 million in cash and up to $4.2 million worth of Perficient common stock subject to certain post-closing adjustments.  A portion of the shares of common stock issued in the merger are subject to certain conditions in the first three years following the closing of the transaction.  Perficient will also assume $2.4 million of debt, $1.5 million of which is related to an accounts receivable credit facility that will be retired upon the closing of the acquisition. The operating management of Meritage will receive only Perficient common stock and Perficient stock options in the transaction. The shares of common stock issued in connection with the merger were ascribed a value of $3.595 per share, which was the average closing price of the Company’s common stock for the 23 consecutive trading days ending on June 15, 2004. The merger was funded in part by a private placement of Perficient common stock and in part by an expansion of our credit facility with Silicon Valley Bank.

Prior to the acquisition, the assets of Meritage were used to provide information technology consulting services to its customers.  The Company intends to continue such uses for the assets of Meritage.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Meritage Agreement and Plan of Merger, a copy of which is included herein as Exhibit 2.1.

In connection with the acquisition, on June 16, 2004 Perficient raised approximately $2.5 million through a private placement of 800,000 shares of Perficient common stock at $3.09 per share to a group of institutional investors led by Tate Capital Partners.  The investors were also issued warrants for the purchase of an additional 160,000 shares of Perficient common stock, exercisable over the next 24 months at a purchase price of $4.64 per share.  The additional estimated proceeds to Perficient if all warrants are exercised is expected to be approximately $742,400.  A copy of the full text of the Securities Purchase Agreement is included herein as Exhibit 10.1.

In addition, Perficient entered into a Loan Modification Agreement effective June 8, 2004 with Silicon Valley Bank to establish a new acquisition credit facility. Funds drawn under the acquisition facility will be used to finance the cash portion of accretive acquisitions. The new facility increases the total size of the Company’s Silicon Valley Bank credit facilities from $6 million to $10 million.  The Company has drawn $2.5 million under the new acquisition credit facility in connection with the acquisition of Meritage. A copy of the full text of the Loan Modification Agreement is included herein as Exhibit 10.2.

The press release announcing the acquisition and the related financing is included herein as Exhibit 99.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)           FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Financial Statements relating to the acquisition described in this Form 8-K and required pursuant to Rule 3-05 of Regulation S-X are not included herein but will be filed by an amendment to this Form 8-K within sixty (60) days from July 3, 2004.

(b)           PRO FORMA FINANCIAL INFORMATION

Pro forma financial information relating to the acquisitions described in this Form 8-K and required pursuant to Article 11 of Regulation S-X are not included herein but will be filed by an amendment to this Form 8-K within sixty (60) days from July 3, 2004.

(c)           EXHIBITS

EXHIBIT NO.	DESCRIPTION

2.1*	Agreement and Plan of Merger, dated as of June 18, 2004, by and among Perficient, Inc., Perficient Meritage, Inc., Meritage Technologies, Inc., and Robert Honner, as Stockholder Representative.

10.1*	Securities Purchase Agreement, dated as of June 16, 2004, by and among Perficient, Inc., Tate Capital Partners Fund, LLC, Pandora Select Partners, LP, and Sigma Opportunity Fund, LLC.

10.2*	Loan Modification Agreement, dated as of June 8, 2004, by and among Perficient, Inc., Perficient Canada Corp. and Silicon Valley Bank.

99.1	Perficient, Inc. Press Release issued on June 21, 2004 regarding the acquisition of Meritage Technologies, Inc.

*	Perficient hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any exhibit or schedule omitted from Exhibits 2.1, 10.1 and 10.2 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.
Dated June 23, 2004
/s/ Michael D. Hill
Michael D. Hill
Chief Financial Officer
Dated June 23, 2004